SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Winchester Circle

Los Gatos, CA 95032

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (408) 540-3700

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock Par value $0.001 per share	NFLX	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 1, 2020, the United States District Court for the Northern District of California granted preliminary approval of the settlement in the stockholder derivative action captioned City of Birmingham Relief and Retirement System v. Hastings, et al., Case No. 5:18-cv-2107-BLF (the “Derivative Litigation”). The complaint in the Derivative Litigation alleged that certain defendants issued false and misleading disclosures in 2015-2017 regarding the Performance Bonus Plan (the “Plan”) of Netflix, Inc. (the “Company”) under Section 14(a) of the Securities Exchange Act of 1934, breached fiduciary duties, and wasted corporate assets. The defendants have denied, and continue to deny, the allegations in the complaint. The Company has not paid performance-based bonuses under the Plan since 2018.

Pursuant to the Court’s Order granting preliminary approval of the settlement, the Company is publishing the Notice of Pendency of Proposed Settlement of Stockholder Derivative Action, dated May 1, 2020 (the “Notice”), attached hereto as Exhibit 99.1. This Notice is available for review on the company’s investor relations website at https://www.netflixinvestor.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Notice of Pendency of Proposed Settlement of Stockholder Derivative Action dated May 1, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

/s/ David Hyman
By:	David Hyman
Title:	Chief Legal Officer

Dated: May 15, 2020